ARTICLES OF INCORPORATION

Wyoming Secretary of State                           Phone (307) 777-7311/7312
The Capitol Building, Room 110                              Fax (307) 777-5339
200 W. 24th Street                            E-mail: corporations@state.wy.us
Cheyenne, WY 82002-0020




1.    Corporate name ASIAN FINANCIAL

2.    Registered agent name  Wyoming Corporation Service, Inc

3. Address of registered agent (must be a Wyoming street address which is identical to the registered agent's business office; must include street address, city, state and zip code; no post office boxes or mail drop boxes.)

      Wyoming Corporation Service, Inc
      1005 Country Club Ave.
      Cheyenne, WY 82001



4. The mailing address where correspondence and annual report forms can be sent:


           51625 Desert Club Dr, #207, La Quinta, CA 92253

5. Number and class of shares the corporation will have the authority to issue:

     100,000,000 shares of Common stock and 1,000,000 shares of Blank Check Preferred stock


     Number and class of shares which are entitled to receive the net assets upon dissolution:

     Undetermined



6.   Incorporators (list names and addresses of each incorporator):


     Dempsey Mork, 51625 Desert Club Dr, #207, La Quinta, CA 92253



7.   Execution (all incorporators must sign)

     Printed Name         Signature                    Date

     Dempsey Mork         /s/Dempsey Mork             7/20/05


8. Contact name                          Daytime Phone Number

Dempsey Mork                              760-219-2776

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Filing Fee: $100.00

Instructions:

1.     Make check payable to Secretary of State .

2. Articles must be accompanied by a written consent to appointment executed by the registered agent.

3. An official certificate of incorporation or a certificate of existence may be obtained for an additional $10.00 fee. Please indicate which certificate you are requesting.











arti - Revised 12/2003